Exhibit 99.1

AMERICAN ELECTRIC TECHNOLOGIES STOCKHOLDERS APPROVE SHARE EXCHANGE TRANSACTION WITH STABILIS ENERGY LLC.

Bellaire, Texas. July 18, 2019. Global Newswire.  American Electric Technologies, Inc. (NASDAQ:AETI) (“AETI”) today announced that the AETI stockholders approved the proposals related to the pending share exchange transaction with Stabilis Energy LLC and its subsidiaries (“Stabilis”) at the special meeting of AETI stockholders held earlier today.

More than 99% of the shares voting at the AETI special meeting of stockholders voted in favor of the proposal to issue shares of AETI common stock in connection with the share exchange. The holders of Stabilis have already approved the transaction.

Upon the closing of the share exchange, the owners of Stabilis will receive 90% of the shares of AETI to be outstanding at the completion date.

AETI expects the closing of the transaction to occur promptly, subject to the satisfaction of all closing conditions.

About Stabilis

Stabilis is a vertically integrated provider of small-scale liquefied natural gas (“LNG”) production, distribution and fueling services to multiple end markets in North America.  Stabilis has safely delivered over 200 million gallons of LNG through more than 20,000 truck deliveries during its 15-year operating history, which it believes makes it one of the largest and most experienced small-scale LNG providers in North America.  Stabilis’ customers use LNG as a fuel source in a variety of applications in the industrial, energy, mining, utilities and pipelines, commercial, and high horsepower transportation markets. Stabilis’ customers use LNG as an alternative to traditional fuel sources, such as distillate fuel oil and propane, to lower fuel costs and reduce harmful environmental emissions.  Stabilis’ customers also use LNG as a “virtual pipeline” solution when natural gas pipelines are not available or are curtailed.  Stabilis is headquartered in Houston, Texas.

About AETI

American Electric Technologies, Inc. is a leading provider of power delivery solutions to the global energy industry. AETI is headquartered in Houston, Texas and has global sales, support and manufacturing operations in Rio de Janeiro, Macaé and Belo Horizonte, Brazil. In addition, AETI has minority interest in a joint venture in Xian, China which manufactures power and control systems for land drilling rigs in China and other international markets.

Cautionary Note Concerning Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 and within the meaning of Section 27a of the Securities Act of 1933, as amended, and Section 21e of the Securities Exchange Act of 1934, as amended. Any actual results may differ from expectations, estimates and projections presented or implied and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “can”, “believes,” “expects,” “could,” “will,” “plan,” “may,” “should,” “predicts,” “potential” and similar expressions are intended to identify such forward-looking statements. With regard to the pending business combination with Stabilis Energy LLC and its subsidiaries, forward looking statements include closing of the share exchange transaction, which cannot be assured.

Such forward-looking statements relate to future events or future performance, but reflect the parties’ current beliefs, based on information currently available. Most of these factors are outside the parties’ control and are difficult to predict. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. Factors that may cause such differences include, among other things: the possibility that the business combination does not close or that the closing may be delayed because conditions to the closing may not be satisfied, the performance of Stabilis and AETI, future demand for and price of LNG, availability and price of natural gas, unexpected costs, liabilities or delays in the business combination transaction, the outcome of any legal proceedings related to the transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the share exchange agreement; and general economic conditions.

The foregoing list of factors is not exclusive. Additional information concerning these and other risk factors are contained in the definitive proxy statement filed by AETI with the SEC on June 13, 2019 and its Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on April 16, 2019. All subsequent written and oral forward-looking statements concerning AETI and Stabilis, the business combination transaction described herein or other matters and attributable to AETI, Stabilis, or any person acting on behalf of any of them are expressly qualified in their entirety by the cautionary statements above. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Neither AETI nor Stabilis undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

Investor Contact:

American Electric Technologies, Inc.

Peter Menikoff

832-241-6330

investorrelations@aeti.com